UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2012

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio		43615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 14, 2012, Health Care REIT, Inc. (the “Company”) issued a press release announcing that, in connection with its previously announced acquisition of Sunrise Senior Living, Inc. (“Sunrise”), affiliates of Kohlberg Kravis Roberts & Co. L.P., affiliates of Beecken Petty O’Keefe & Company and Coastwood Senior Housing Partners LLC have entered into a definitive agreement to acquire the management company business of Sunrise for approximately $130 million. The Company will invest approximately $26 million for a 20% interest in the new entity. Under the agreement, the sale will close immediately prior to the Company’s previously announced acquisition of Sunrise. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

The information contained in, or incorporated into, Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The information provided under Item 7.01 of this Current Report on Form 8-K is incorporated by reference in this Item 8.01.

Additional Information and Where to Find It

Sunrise intends to file a proxy statement with the United States Securities and Exchange Commission (“SEC”) in connection with the proposed merger with the Company. Stockholders of Sunrise are urged to read the proxy statement when it becomes available, because it will contain important information. Stockholders of Sunrise will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Sunrise and the merger, when available, without charge, at the SEC’s Internet site (www.sec.gov). In addition, copies of the proxy statement and other filings containing information about Sunrise and the proposed merger can be obtained, when available and without charge, by directing a request to Sunrise Senior Living, Inc., Attention: Investor Relations, 7900 Westpark Drive, McLean, Virginia 22102, by phone at (703) 273-7500, or on Sunrise’s website at www.sunriseseniorliving.com.

The Company, Sunrise and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Sunrise’s stockholders in respect of the proposed merger. You can find information about the Company’s directors and executive officers in the Company’s definitive annual proxy statement filed with the SEC on March 29, 2012. You can obtain free copies of the Company’s annual proxy statement by contacting the Company’s investor relations department. You can find information about Sunrise’s directors and executive officers in Sunrise’s definitive annual proxy statement filed with the SEC on March 23, 2012. You can obtain free copies of Sunrise’s annual proxy statement, and Sunrise’s proxy statement in connection with the proposed merger (when it becomes available), by contacting Sunrise’s investor relations department. Additional information regarding the interests of Sunrise’s directors and executive officers will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibit furnished herewith may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including the satisfaction of closing conditions to the merger between the Company and Sunrise, including, the approval of the merger by the stockholders of Sunrise and the receipt of regulatory approvals and lender or third-party consents; the respective parties’ performance of their obligations under the merger agreement; unanticipated difficulties and/or expenditures relating to the merger; the Company’s ability to enter into new joint venture agreements and management contracts; the Company’s and Sunrise’s ability to acquire interests in properties from joint venture partners; the cooperation of joint venture partners; the status of capital markets, including availability and cost of capital; changes in financing terms; and other factors affecting the execution of the merger, including REIT laws and regulations. Additional factors are discussed in the Company’s Annual Report on Form 10-K and in its other reports filed from time to time with the SEC. The Company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated September 14, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.

By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its:	Chairman of the Board, Chief Executive Officer
and President

Dated:  September 14, 2012

Exhibit Index

99.1	Press release dated September 14, 2012